Exhibit 99.1

March 20, 2008

Dear Investors,

The Board of Directors of Homeland Energy Solutions, LLC (“Homeland”) is pleased to provide you with several updates to the project, as we have been busy working at the site throughout the winter. We invite you to view new pictures of the plant progress on our website at www.homelandenergysolutions.com.

Fagen, Inc. has completed the cement foundations for the fermentation tanks and the steel tanks are currently being built on top of these. Work has begun on the distillers grains building, and work is continuing on the processing area with the erection of the steel building. Piers have been poured for the pipe racks system.

The first of two processing wells has been drilled. The second well will be drilled either when the frost thaws or April 1st, whichever comes first. The test results on the first well were excellent, as they showed that the water quality is such that we expect that we will need minimal water treatment and sand filters.

Hawkeye REC has completed their electrical layout, and the work on the substation and internal plant electrical system will begin when the ground conditions permit.

Transystems Corporation has completed their design of a bridge that will be placed over the railroad tracks. A bid letting process will begin and once we have awarded the job, we plan to begin the work soon thereafter.

The turn lane for the entrance to the plant off of Highway 24 has been designed. As with the bridge, a bid letting process will begin and once the job is awarded, we expect that this work will take place this spring/summer.

The administration building committee has starting working on designs for the building. When they complete their plans we will go through the bid letting process and work will begin this spring/summer.

Our website has been updated to include a matching service, through which you may post a non-firm offer to buy or sell units of Homeland. Please note that we are prevented under securities laws from assisting you with these transactions, other than approving or disapproving of the transfer in accordance with our Operating Agreement. However, we are able to take your information and post your request to sell/buy stock on the website. Please contact Deanna at our office to post an offer to buy or sell units.

The board has started its search for a CEO/general manager for Homeland. You can find the requirements and application for the position on our website. You can also receive a copy of these by contacting Deanna in our office.

Many transformations will be taking place at the plant in the near future now that spring is on the horizon. If you wish to visit the plant site, please stop at Homeland’s plant trailer in New Hampton, and we will arrange for our Construction Manager, Mark Zeuhlke, to take you on a tour of the plant when his schedule permits.

Respectfully,

Your Board of Directors

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”).

•	Changes in our business strategy, capital improvements or development plans;

•	Increases in construction costs or delays or difficulties in the construction of the plant, resulting in a delay of start-up of plant operations;

•	Increases in the price of corn as the corn market becomes increasingly competitive;

•	Changes in the availability and price of natural gas and the market for distillers grains; and

•	Overcapacity within the ethanol industry.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication.  We are not under any duty to update the forward-looking statements contained in this newsletter.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication.  You should read this newsletter with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

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